Exhibit 99.2

Stakeholder Progress on Key Milestones Filed Approved Shareholder Received shareholder approvals on August 23, 2011 Department of Justice (DOJ) The parties have met their obligations under the Hart-Scott-Rodino Act (HSR) Waiting Period Expired Federal Communications Commission (FCC) Received approval of Assignment of Authorization filings on July 27, 2011 On January 5, 2012, approval extended by FCC through July 12, 2012 Federal Energy Regulatory Commission (FERC) Received conditional approval of the revised market power mitigation plan, the Joint Dispatch Agreement (JDA) and the joint Open-Access Transmission Tariff (OATT) on June 8, 2012 Expect to submit final compliance filings required by FERC within 15 days of June 8, 2012 Nuclear Regulatory Commission (NRC) Received approval of indirect transfer of Progress Energy licenses on December 2, 2011 North Carolina Filed merger approval application on April 4, 2011 NC Public Staff filed settlement agreement on September 2, 2011; companies signed settlement with South Carolina Office of Regulatory Staff, a party to the NC docket, on September 6, 2011 Hearings held September 20-22, 2011 Filed advance notice regarding revised market power mitigation plan on February 22, 2012 Updated settlement agreement with NC Public Staff filed on May 8, 2012 South Carolina Submitted merger-related filings on April 25, 2011 Hearing to approve joint dispatch agreement held December 12, 2011 Filed a letter with the SC Public Service Commission regarding merger-related commitments made to SC Office of Regulatory Staff on May 16, 2012 Kentucky Received Kentucky Commission approval on October 28, 2011 STATUS OF MERGER FILINGS (As of June 11, 2012) 1 JDA/OATT Merger Final Compliance Filings

ADDITIONAL INFORMATION ON THE MERGER AND WHERE TO FIND IT In connection with the proposed merger between Duke Energy and Progress Energy, Duke Energy filed with the SEC a Registration Statement on Form S-4 that includes a joint proxy statement of Duke Energy and Progress Energy and that also constitutes a prospectus of Duke Energy. The Registration Statement was declared effective by the SEC on July 7, 2011. Duke Energy and Progress Energy mailed the definitive joint proxy statement/prospectus to their respective shareholders on or about July 11, 2011. Duke Energy and Progress Energy urge investors and shareholders to read the Registration Statement, including the joint proxy statement/prospectus that is a part of the Registration Statement, as well as other relevant documents filed with the SEC, because they contain important information. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC's website (www.sec.gov). You may also obtain these documents, free of charge, from Duke Energy’s website (www.duke-energy.com) under the heading “Investors” and then under the heading “Financials/SEC Filings.” You may also obtain these documents, free of charge, from Progress Energy’s website (www.progress-energy.com) under the tab “Our Company” by clicking on “Investor Relations,” then by clicking on “Corporate Profile” and then by clicking on “SEC Filings.” 2